UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On February 6, 2019, Taronis Technologies, Inc. (the “Company”) determined that as a result of the impact of the SEC’s Rules on the Company’s previously filed registration statement covering shares reserved for issuance under its Amended & Restated 2014 Equity Incentive Award Plan (“Plan”), the Company needed to file a new registration Statement on Form S-8 (“Registration Statement”). As previously disclosed in Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 30, 2019, the number of authorized, but unissued shares, covered by the Plan was not adjusted by virtue of the Company’s reverse split on January 30, 2019. However, the balance of shares available for issuance on the registration statement registering those shares was impacted, which necessitated the filing of the Registration Statement. The Company did not authorize any additional shares under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer